Exhibit 4.6

FORM OF LETTER AGREEMENT

IN RELATION TO EXCHANGEABLE NOTES

To: Peak Asia Investment Holdings V Limited

Date:

Dear Sirs,

Re: Pengai Aesthetic Medical Group Exchangeable Note No. [•]

Reference is made to that certain Pengai Aesthetic Medical Group (now known as Aesthetic Medical International Holdings Group Limited, the “Company”) Exchangeable Note No. [•] in the principal amount of US$[•] (the “Note”) issued by [Issuer] (the “Issuer”) to Peak Asia Investment Holdings V Limited (the “Investor”), dated December 8, 2016. The Investor and the Issuer are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Note.

The Investor, as the holder of the Note, hereby agrees with the Issuer that:

1.                                      Mandatory Conversion. Notwithstanding anything to the contrary contained in the Note, immediately prior to, but conditional upon, the closing of the first firm underwritten registered public offering by the Company of its securities in the United States or in another jurisdiction, the outstanding principal amount of the Note held by the Investor or its affiliates, successors, transferees or assigns shall be automatically converted into such number of fully paid and non-assessable Series B Preferred Shares of the Company as is equal to the quotient of (i) the Principal Amount, divided by (ii) the then applicable Exchange Price. Notwithstanding anything herein to the contrary, the foregoing sentence shall terminate and be of no force or effect if the Company does not close a firm underwritten registered public offering of its securities in the United States or in another jurisdiction on or prior to December 31, 2019.

For the avoidance of doubt, Section 2.1 of the Note is hereby amended by including the following supplemental provision:

“Immediately prior to, but conditional upon, the closing of the first firm underwritten registered public offering by the Company of its securities in the United States or in another jurisdiction, without any action being required by the Holder, the Issuer or the Company, the outstanding principal amount of this Note shall automatically be converted into such number of Series B Preferred Shares as is equal to the quotient of (i) the Principal Amount, divided by (ii) the then applicable Exchange Price. Notwithstanding anything herein to the contrary, the foregoing sentence shall terminate and be of no force or effect if the Company does not close a firm underwritten registered public offering of its securities in the United States or in another jurisdiction on or prior to December 31, 2019.”

2.                                      Upon the mandatory conversion pursuant to paragraph 1 above, the Investor shall (i) cause the Note to be delivered to the Issuer for cancellation and (ii) release the Share Charge and deliver to the Issuer a deed of release in respect of the number of Shares issued pursuant to paragraph 1 (the “Release Shares”) together with the corresponding share certificates representing the Release Shares and the related instruments of transfer, bought and sold notes and other related documents previously delivered to the Investor under the Share Charge, if any.

3.                                      Section 7 (Governing Law; Jurisdiction) and Section 8 (Miscellaneous) of the Note shall apply mutatis mutandis to this Letter Agreement (this “Letter Agreement”).

4.                                      Except as amended by this Letter Agreement, the Note shall remain in full force and effect and this Letter Agreement shall bind all successors and assigns of the parties thereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be executed on the date first set forth above written by its officer or director thereunto duly authorized.

Executed as a deed by	)
[Issuer]	)
By	)
)
)
In the presence of:	)	Name: ZHOU PENGWU (周鹏武)
Title: Director

Witness
Name:

[Signature Page to Letter Agreement Regarding Exchangeable Note]

IN WITNESS WHEREOF, the undersigned has caused this Letter Agreement to be executed on the date first set forth above written by its officer or director thereunto duly authorized.

Executed as a deed by	)
Peak Asia Investment	)
Holdings V Limited	)
By	)
)
)
In the presence of:	)	Name:
Title:

Witness
Name:

[Signature Page to Letter Agreement Regarding Exchangeable Note]